                                                                   EXHIBIT 4.6


     WARRANT AGREEMENT, dated as of May 19, 1997, between ORACLE CORPORATION, a Delaware corporation (the "Company"), and BANKBOSTON, N.A., a national banking association, as warrant agent (the "Warrant Agent").

     WHEREAS, the Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing Equity Call Warrants in the series and with the terms indicated on Schedule I hereto (as such Schedule may be amended or modified from time to time) (collectively, the "Warrants" or individually, a "Warrant"), each representing the right to purchase, subject to adjustment and to the other terms and conditions set forth herein, one share of its Common Stock (as defined below);

     WHEREAS, each Warrant shall entitle the registered holder thereof (subject to the Company's rights to suspend exercises of Warrants or to elect Cash Settlement or Net Share Settlement of such exercises) to acquire from the Company one share of Common Stock, subject to adjustment; and

     WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the Agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the registered holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:

       1   DEFINITIONS.  (a) Certain Definitions. As used in this Warrant
Agreement, the following terms shall have the following respective meanings:

     "AFFILIATE" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control", when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "BUSINESS DAY" means any day, other than Saturday, Sunday or a day on which either the New York Stock Exchange or the American Stock Exchange is not open for securities trading or commercial banks in The City of New York are required or authorized by law or executive order to close.

     "CASH SETTLEMENT VALUE" in respect of any exercised Warrant means an amount equal to the excess, if any, of the arithmetic average of (i) the Market Value of the Underlying Common Stock for the period commencing on the fourth and ending on and including the thirteenth Business Day immediately following the date on which such Warrant is exercised, subject to adjustment pursuant to
Section 6 hereof, the provisions of which shall be applied for this purpose through such thirteenth Business Day, over (ii) the Purchase Price relating to such Warrant as adjusted pursuant to Section 6 hereof through such thirteenth Business Day.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company together with any other securities that may be issued by the Company in substitution therefor.

     "COMPANY" has the meaning set forth in the preamble to this Warrant Agreement and its successors and assigns.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPIRATION DATE" means for any series of Warrants, the date indicated by the entry opposite the designation of such series on Schedule I hereto or such later date as shall be determined in accordance with Section 4(f), in a written statement to the Warrant Agent and with notice to registered holders of Warrants in the manner provided for in Section 19 hereof.

     "FINAL EXPIRATION DATE" means the latest Expiration Date of all Warrants issued hereunder.

     "FIRST EXERCISE DATE" means, with respect to any series of Warrants, the first exercise date indicated by the entry opposite the designation of such series on Schedule I hereto.

     "HOLDERS" means, at any time, the registered holders of the Warrants outstanding at such time.

     "MAJOR DEALER" means a securities broker/dealer registered with the SEC having net capital of $200 million or more and which is active as a dealer or market-maker in warrants similar to the Warrants.

     "MARKET VALUE" of Underlying Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such Underlying Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if such Underlying Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such Underlying Common Stock is so listed, or if such Underlying Common Stock is not so listed on a United States national or regional securities exchange, the average of the last quoted bid and offer price for such Underlying Common Stock as reported by Nasdaq National Market, or, if such Underlying Common Stock is not so reported, the average of the last quoted bid and offer price for such Underlying Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such Underlying Common Stock on such date as determined by a nationally recognized independent banking firm retained for this purpose by the Company.

     The "NET SHARE SETTLEMENT NUMBER" in respect of any exercised Warrant shall be a number of shares of Underlying Common Stock equal to the Cash Settlement Value in respect of such Warrant divided by the Valuation Stock Price in respect of such Warrant.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PURCHASE PRICE" means for any series of Warrants, the purchase price per share of Underlying Common Stock to be paid upon the exercise of each Warrant of such series in accordance with the terms hereof, which price shall initially be the purchase price indicated by the entry opposite the designation of such series on Schedule I hereto, subject to adjustment from time to time pursuant to
Section 6 hereof.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "UNDERLYING COMMON STOCK" means the shares of Common Stock and any other securities, cash or other property issuable or issued upon the exercise of the Warrants.

     The "VALUATION STOCK PRICE" in respect of any exercised Warrant shall equal the arithmetic average of the Market Value of the Underlying Common Stock on the thirteenth through seventeenth Business Days immediately following the date on which such Warrant is exercised, subject to adjustment pursuant to Section 6 hereof, the provisions of which shall be applied for this purpose through such seventeenth Business Day.

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

     "WARRANT AGENT" has the meaning set forth in the preamble to this Warrant Agreement or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

     (b) CERTAIN OTHER DEFINED TERMS:

                       Term                              Defined in Section
                       ----                              ------------------

"Cash Settlement".................................              4(d)

"Current Market Price Per Common Share"...........              6(f)

"Exercise Date"...................................              4(b)

"Net Share Settlement"............................              4(d)

"Notice of Exercise"..............................              4(b)

"Resale Restriction Termination Date".............   In the legend contained in
                                                     Exhibit A hereto.

"Warrant Agent's Office"..........................              4(b)

"Warrant Certificates"............................            Preamble

"Warrants"........................................            Preamble


       2   INITIAL ISSUANCE AND FORM OF WARRANT CERTIFICATES.  Subject to the
provisions of this Agreement, Warrants (in the series identified on Schedule I hereto) to acquire initially an aggregate of no more than 5,000,000 shares of Common Stock, subject to adjustment, may be issued and delivered by the Company hereunder. The Warrant Certificates for each series of Warrants shall be issued in registered form only and substantially in the form attached hereto as Exhibit B, shall be dated the date of issuance thereof (whether upon initial issuance, registration of transfer, exchange or replacement) and shall bear the legend set forth in Exhibit B together with such other legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange or market on which the Warrants may be listed, or to conform to customary usage.

     Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of

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

the definitive Warrant Certificates in lieu of which they are issued.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

       3   EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.  Warrant Certificates
evidencing Warrants to purchase initially an aggregate of up to 5,000,000 shares of Common Stock shall be executed, on or after the date of this Warrant Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this
Section 3 or by Section 4(c), Section 6, Section 10 or Section 18 hereof. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or by any of its Vice Presidents and attested by its Secretary or Assistant Secretary, in each case, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be the Chairman, Chief Executive Officer, President or a Vice President, Secretary or Assistant Secretary of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

     The Company and the Warrant Agent may deem and treat the registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the Holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

       4   DURATION AND EXERCISE OF WARRANTS.  (a) Duration.  Subject to the
terms and conditions set forth herein (including those set forth in Section 4(f) hereof), Warrants of any series shall be exercisable no sooner than the First Exercise Date of such series (or if such day is not a Business Day, the next succeeding Business Day) and on or prior to 5:00 P.M., New York City time (the "Close of Business"), on the

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

Expiration Date for such series. Subject to Section 4(f), the term of any Warrant may be extended in the sole discretion of the Company beyond its Expiration Date upon written notice to the Warrant Agent and to the Holder of such Warrant (given in accordance with Section 19) at least 20 days prior to the date on which such Warrant was to have expired absent such an extension to a date determined by the Company, which date shall thereupon become the Expiration Date referred to above for such Warrant unless and until another date is substituted in accordance with this Section. Subject to paragraph (f) of this
Section 4, such Warrant shall remain exercisable on any Business Day on or after the relevant First Exercise Date and ending at the Close of Business on its new Expiration Date. The Warrants shall terminate and become void as of the Close of Business on the Expiration Date.

         (b) Right to Exercise. Subject to the provisions of this Warrant Agreement, including Section 4(d), each Warrant shall entitle the Holder thereof to purchase from the Company (and shall obligate the Company to issue and sell to such Holder) one fully paid and non-assessable share of Underlying Common Stock at the Purchase Price (in each case, subject to adjustment and subject to the Company's right to effect Cash Settlement or Net Share Settlement) upon surrender to the Warrant Agent, at its office maintained for that purpose in Boston, Massachusetts or New York, New York (the "Warrant Agent's Office") of Notice of Exercise, substantially in the form set forth in Exhibit C (the "Notice of Exercise"), duly completed and signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, provided that any such Notice of Exercise delivered after 5:00 P.M., New York City time, on a Business Day, or on a day that is not a Business Day, shall be deemed to have been delivered at the opening of business on the next succeeding Business Day. The date on which the Notice of Exercise with respect to any Warrant is delivered is hereinafter referred to as the Exercise Date. Except as expressly provided to the contrary in Section 6 hereof, no adjustments shall be made for any cash dividends or other cash distributions on shares of Common Stock issuable upon the exercise of a Warrant.

          Any Warrant not exercised prior to its Expiration Date will automatically be deemed to have been exercised for all purposes hereunder, and a duly completed Notice of Exercise will be deemed to have been delivered to the Company on such Expiration Date, if on such Expiration Date the Market Price of the Underlying Common Stock exceeds the Purchase Price of such Warrant by $0.25 or more.

         (c) Payment of Purchase Price; Issuance of Shares of Underlying Common Stock. Settlement for the purchase of Underlying Common Stock referred to in
Section 4(b) shall take place on the sixth Business Day following the Exercise Date upon surrender to the Warrant Agent at the Warrant Agent's Office of the Warrant Certificate evidencing such Warrant, with the form of election to exercise on the

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

reverse thereof duly completed and signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of the Purchase Price of such Warrant. Upon such surrender of a Warrant Certificate and payment of the Purchase Price of such Warrant, the Company shall (subject to the other provisions of this Section 4) cause to be issued and delivered to the Holder thereof, or upon the written order of the Holder of such Warrant Certificate in such name or names as such Holder may designate, a certificate for the shares (or other evidence of ownership) of the Underlying Common Stock issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate (or other evidence of ownership) shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares (or other property) as of the date of the surrender of such Warrant Certificate and payment of the Purchase Price. Payment of the Purchase Price may be made by Federal or other immediately available funds payable to the order of the Company. All funds received upon the tender of Warrants shall be deposited by the Warrant Agent for the account of the Company in an account designated by the Company at such financial institution as is designated in writing by the Company, unless otherwise instructed by the Company.

     The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the Holder thereof, either as an entirety or from time to time for part only of the number of Warrants specified in the Warrant Certificate.
In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time prior to the applicable Expiration Date, a new Warrant Certificate or Certificates of the same tenor shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 4, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

         (d) Cash Settlement; Net Share Settlement. Notwithstanding paragraphs (a), (b) and (c) of this Section 4, the Company shall at its sole discretion have the right to elect (i) to settle any exercise of a Warrant (in whole, but not in part) in cash (a "Cash Settlement") or (ii) to settle any exercise of a Warrant by delivering the Net Share Settlement Number of shares of Underlying Common Stock (a "Net Share Settlement"). Any such election shall be effected by delivering notice to the exercising Holder in the form set forth in Exhibit D, in the case of a Cash Settlement, or Exhibit E, in the case of a Net Share Settlement, by facsimile transmission to the numbers set forth for such purpose in the Notice of Exercise, confirmed telephonically, not later than 12:00 Noon, New York City time, on the third Business Day following the Exercise Date.

     In the case of any such election to effect a Cash Settlement of a Warrant, on the fifteenth Business Day following the Exercise Date of such Warrant, the Company shall deliver to the Warrant Agent Federal or other immediately available funds in an aggregate amount equal to the Cash Settlement Value of such Warrant, and the Warrant Agent shall deliver such funds to the exercising Holder, or its designee, against surrender to the Warrant Agent at the Warrant Agent's Office of the Warrant Certificate evidencing such Warrants, with the form of election to exercise on the reverse thereof duly completed and signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney.

     In the case of any such election to effect a Net Share Settlement of a Warrant, on the eighteenth Business Day following the Exercise Date of such Warrant the Company shall deliver to the Warrant Agent the Net Share Settlement Number of fully paid and non-assessable shares of Underlying Common Stock, and the Warrant Agent shall deliver such shares to the exercising Holder, or its designee, against surrender to the Warrant Agent at the Warrant Agent's Office of the Warrant Certificate evidencing such Warrants, with the form of election to exercise on the reverse thereof duly completed and signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney.

         (e) Cancellation of Warrant Certificate. All Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part shall be canceled by the Warrant Agent. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it. Such canceled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

         (f)  Black-Out.   The Company may by notice to the Warrant Agent and to
the Holders of Warrants in the form set forth in Exhibit F (given in accordance with Section 19), suspend the right to exercise all outstanding Warrants for a period of up to 90 days. The Company may suspend the right to exercise Warrants of a particular series on no more than one occasion. Notwithstanding Section 4(a), if any such period of suspension includes or extends beyond the Expiration Date of any Warrants, then the term of such Warrants automatically shall be extended to the Business Day following the last day of such suspension, which Business Day shall thereupon become the Expiration Date in respect of such Warrants.

     Upon receipt of a Notice of Exercise, the Company may cancel such exercise by delivering notices of suspension to the Warrant Agent and to the Holders of the Warrants (and delivering a copy thereof to the exercising Holder, by facsimile transmission to the number set forth for such purpose in the Notice of Exercise), not later than 5:00 P.M., New York City time, on the third Business Day after delivery to the Company of such Notice of Exercise, in which case such Notice of Exercise shall be deemed never to have been given.

         (g) Optional Reduction of Purchase Price. The Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Purchase Price applicable to a series of Warrants to such amount (the "Reduced Purchase Price") and for such period or periods of time, which may be through the Close of Business on the Expiration Date of such series (the "Reduced Purchase Price Period") as may be deemed appropriate by the Company. Notice of any such Reduced Purchase Price and Reduced Purchase Price Period shall be given to registered Holders of the relevant Warrants in the manner provided in Section
19. After the termination of the Reduced Purchase Price Period, the Purchase Price of the relevant Warrants shall be such Purchase Price that would have been in effect, as adjusted pursuant to the provisions of Section 6, had there been no reduction in the Purchase Price pursuant to the provisions of this paragraph
(g). No reduction of the then current Purchase Price pursuant to the provisions of this paragraph (g) shall be deemed for the purposes of Section 6 hereof to alter or adjust the Purchase Price.

     5 WARRANT REDEMPTION. The Company shall have the right to redeem the Warrants. The procedure for redemption shall be as follows:

         (a) The Company will notify the Holders in writing of its election to redeem Warrants specifying the series, number, Expiration Dates and Purchase Prices of the Warrants to be redeemed, and specifying a valuation date (the "Valuation Date"). The "Redemption Price" of each Warrant to be redeemed shall be equal to the theoretical value of the Warrant determined by a nationally recognized firm of independent public accountants retained by the Company (and acceptable to the Holder of such Warrant) using a conventional Black-Scholes or other commercially reasonable option valuation model selected by such firm and reasonably acceptable to the Company and the Holder of such Warrant, such Redemption Price being determined on the basis of the following factors (the "Redemption Valuation Factors"): (i) the number of days from but excluding the Valuation Date to and including the relevant Expiration Date, (ii) the Current Market Price Per Common Share as of the Valuation Date, (iii) the mid-market volatility of call options, issued by the Options Clearing Corporation and traded on a nationally recognized options exchange, on Common Stock with a strike price and expiration comparable to those of the Warrant to be redeemed,
(iv) the estimated dividend yield of the Common Stock calculated using dividend amounts payable on regular dividend payment dates during the period from but excluding the Valuation Date to and including the relevant Expiration Date and
(v) a weighted LIBOR interest rate interpolated for the period from but excluding the Valuation Date to and including the relevant Expiration Date.
          If either the Company or the Holder of the Warrant to be redeemed believes that the Redemption Price so determined by such firm of independent public

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

accountants does not fairly reflect the value of the Warrants to be redeemed, the Company or such Holder may, in its sole discretion, select three Major Dealers and the Redemption Price shall be the average of the indicated mid-market premiums for the relevant Warrants determined on the basis of the Redemption Valuation Factors quoted by the three Major Dealers so selected as of the Valuation Date.

         (b) Closing of the redemption by the Company of the Warrants shall take place on the third Business Day following the later of (i) the Valuation Date or
(ii) the date the Redemption Price is determined under the second paragraph of
Section 5(a) above, by delivery of the Warrants being redeemed to the Warrant Agent and simultaneous payment by the Company to the Holders of such Warrants of the Redemption Price in Federal or other immediately available funds.

       6   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK.
The number and kind of shares purchasable upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

            (a) Stock Dividends, Stock-Splits, Combinations, etc. In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (6)(i) hereof, the exercise of any outstanding Warrant after such time shall entitle the Holder of such Warrant to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if such Warrant had been exercised immediately prior to such time, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
            (b) Setting Record Date for Issuance of Certain Rights, Options or Warrants. In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Purchase Price to be in effect after the Company fixes such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such deemed issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such deemed issuance multiplied by the Current Market Price Per Common Share immediately prior to such deemed issuance and (y) the aggregate consideration, if any, that would be received by the Company upon issuance of all shares of Common Stock underlying such rights, options, warrants or other securities, and the denominator of which shall be the product of the aggregate number of shares of Common Stock that would be outstanding immediately after such deemed issuance if such deemed issuance had actually occurred and the Current Market Price Per Common Share immediately prior to such deemed issuance. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent. The holders of all then-outstanding Warrants shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (6)), the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed, in the former event, or the Purchase Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event.

            (c) Certain Distributions. In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation, but not with respect to the Company's existing rights plan) of evidences of its indebtedness, assets or other property (other than cash dividends or distributions and dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (6)(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (6)(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (d) Extraordinary Dividends. In case in any fiscal quarter (i) the Company shall distribute to all holders of shares of Common Stock any cash dividend or distribution or (ii) the Company or any of its subsidiaries shall purchase Common Stock pursuant to a tender offer for a purchase price per share greater than the Current Market Price Per Common Share on the date of purchase, and during such fiscal quarter the sum of (x) all such cash dividends or distributions, plus (y) the aggregate amount by which the fair market value (determined as set forth in paragraph 6(b) hereof) of the consideration paid in purchasing all such shares of Common Stock exceeds the Current Market Price Per Common Share on the date of such purchase multiplied by the number of shares of Common Stock so purchased, shall exceed 10%, on an annualized basis, of the Current Market Price Per Common Share multiplied by the number of shares of Common Stock outstanding at the earlier of the record date for the latest such cash dividend or distribution or tender offer or the date at which the Company shall have publicly announced such dividend or distribution or tender offer, then the Purchase Price shall be adjusted on the date of such dividend or distribution, or the termination of such tender offer, to a price determined by multiplying the Purchase Price in effect immediately prior to the earlier of such dates by a fraction, of which the numerator shall be the Current Market Price Per Common Share on the earlier of such dates less the fair market value (determined as set forth in paragraph 6(b) hereof) of the portion of such distribution or excess amount which is applicable to one share of Common Stock and of which the denominator shall be such Current Market Price Per Common Share on the earlier of such dates.

            (e) Current Market Price Per Common Share. For the purpose of any computation under Section 9 or paragraph (6)(b), (c) or (d) hereof, on any determination date, the "Current Market Price Per Common Share" shall mean the average (weighted by daily trading volume) of the Closing Prices per share of the Underlying Common Stock for the 10 consecutive Business Days immediately prior to such date.

            (f) Deferral of Certain Adjustments. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any
                                                     --------
     adjustments which by reason of this paragraph (6)(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (f) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

            (g) Other Adjustments. In the event that, at any time as a result of the provisions of this Section 6, a Holder of a Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

            (h) Shares Receivable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in paragraphs (6)(a),
     (b), (c), (d) or (j) hereof, the number of shares for which any Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by such Warrant immediately prior to such adjustment of the number of shares by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) Consolidation, Merger, or Sale of Assets. Subject to the provisions of Section 6(j) hereof, in case of any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, then, as a condition of such consolidation, merger, sale or transfer, the Company or such person, as the case may be, shall forthwith make lawful and adequate provision whereby the holder of each Warrant then outstanding shall have the right thereafter to exercise such Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which such Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent person"), or an Affiliate of a constituent person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

            (j)  Qualified Tender Offers; Cash-Out Tender Offers and Mergers.
     (i) Subject to the provisions of paragraph (ii) of this Section 6(j), in case of any Qualified Tender Offer (as defined below) made by a person other than the Company or any subsidiary of the Company and in which, as of the

     Expiration Time (as defined below), the board of directors of the Company is not recommending rejection of the offer, the Purchase Price shall be reduced so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Market Price of the Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the share deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Market Price of the Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Business Day following the Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such Qualified Tender Offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such Qualified Tender Offer had not been made. Notwithstanding the foregoing, the adjustment described in this paragraph (j) shall not be made if, as of the Expiration Time, the offering documents with respect to such Qualified Tender Offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 6(j) hereof.

          A "Qualified Tender Offer" means any tender offer or exchange offer for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and which involves the payment by such person of consideration per share of Common Stock having a fair market value (as determined as set forth in paragraph 6(b) hereof) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Price of the Common Stock on the trading day next succeeding the Expiration Time.

            (ii) In case (A) of a cash tender offer for substantially all of the outstanding Common Stock or (B) of any consolidation of the Company with, or merger of the Company into, any other person in a transaction in which the Common Stock is exchanged for cash or cash equivalents, then as of the closing date of such tender offer or the effective date of such consolidation or merger, each such Warrant shall only entitle the holder thereof to receive, within 3 Business Days of surrender to the Company or to the Warrant Agent, at the Warrant Agent's Office, of the Warrant Certificate evidencing such Warrant, a cash payment from the Company equal to the Cash-Out Value (as defined below). The "Cash-Out Value" means the theoretical value of the Warrant determined by a nationally recognized firm of independent public accountants retained by the Company (and acceptable to the Holder of such Warrant) using a conventional Black-Scholes or other commercially reasonable option valuation model selected by such firm and reasonably acceptable to the Company, such Cash-Out Value being determined on the basis of the following factors (the "Cash-Out Valuation Factors"):
     (i) the number of days from but excluding the date of the first public announcement of a firm intention to make such an offer or to so merge or consolidate (the "Announcement Date") to and including the applicable Expiration Date, (ii) the Current Market Price Per Common Share as of the Announcement Date, (iii) the mid-market volatility of call options, issued by the Options Clearing Corporation and traded on a nationally recognized options exchange, on Common Stock with a strike price and expiration comparable to those of such Warrant, (iv) the estimated dividend yield of the Common Stock calculated using dividend amounts payable on regular dividend payment dates during the period from but excluding the Announcement Date to and including the Expiration Date and (v) a weighted LIBOR interest rate interpolated for the period from but excluding the Announcement Date to and including the Expiration Date.

          If either the Company or the Holder of any Warrant subject to such tender offer believes that the Cash-Out Value so determined by such firm of independent public accountants does not fairly reflect the value of the Warrants subject to such tender offer, the Company or such Holder may, in its sole discretion, select three Major Dealers and the Cash-Out Value shall be the average of the indicated mid-market premiums for such Warrants determined on the basis of the Cash-Out Valuation Factors quoted by the three Major Dealers so selected as of the Announcement Date.

          Upon receipt by the Holder of such cash payment in respect of a Warrant, such Warrant shall expire and be of no further effect.

       7   NOTICE OF ADJUSTMENT.  Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Purchase Price is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent certified public accountants selected by the board of directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Purchase Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Purchase Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (of the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the exercise of any Warrant.

       8   STATEMENT ON WARRANTS.  Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Purchase Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

       9   FRACTIONAL INTEREST.  Notwithstanding any adjustment pursuant to
Section 6 hereof in the number of shares of Underlying Common Stock, the Company shall not be required to issue fractional shares of Underlying Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Underlying Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Underlying Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Underlying Common Stock would, except for the provisions of this
Section 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to (A) in the case of settlement of such Warrant pursuant to Section 4(c), the Current Market Price Per Common Share on the date of such exercise or (B) in the case of a Net Share Settlement of such Warrant pursuant to Section 4(d), the Market Value of the Underlying Common Stock for the period commencing on the fourth and ending on the thirteenth Business Day immediately following the date on which such Warrant was exercised, in each case multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Underlying Common Stock.

       10   WARRANT TRANSFER BOOKS.  The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates by the Warrant Agent as herein provided.

     At the option of the Holder thereof, Warrant Certificates may be exchanged at such office upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

     All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be required of a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

     Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable. The holder of any Warrant Certificate duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the Holder thereof as the owner for all purposes.

       11   TRANSFER RESTRICTIONS.  (a) Neither the Warrants nor any of the
Underlying Common Stock, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof and thereof.

         (b) Until the earlier of the sale of the Underlying Common Stock pursuant to a registration statement which has been declared effective under the Securities Act and the Resale Restriction Termination Date, any certificate evidencing Underlying Common Stock (and all securities issued in exchange or substitution therefor) shall bear a legend set forth in Exhibit A, and shall be subject to the restrictions contained therein, unless otherwise agreed by the Company (with written notice thereof to the registrar for the Common Stock).

         (c) Until the Expiration Date of each Warrant or any earlier exercise thereof, each Warrant shall be subject to the restrictions on transfer contained in the legend set forth in Exhibit B.

       12   WARRANT HOLDERS. (a) No Voting Rights.  Prior to the exercise of the
Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

         (b) Right of Action. All rights of action in respect of this Warrant Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Warrant Agreement.

       13   WARRANT AGENT.  (a) Nature of Duties and Responsibilities Assumed.
The Company hereby appoints BankBoston, N.A. as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and BankBoston, N.A. hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificate are subject to and governed by the terms and provisions hereof.

         (b) Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrants shall be subject:

            (i) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without gross negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without gross negligence, bad faith, willful misconduct or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section 13(b)(i) shall survive the termination of this Agreement.

            (ii) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrants.

            (iii) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

            (iv) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (v) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

            (vi) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depository, trustee or agent for, any committee or body of owners or Holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

            (vii) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

            (viii) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereof).

            (ix) The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

            (x) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or in the case of the receipt of any written demand from a Holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 19(a) hereof, to make any demand upon the Company.

       (c) Resignation and Appointment of Successor. The Company agrees, for the benefit of the Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding.

     The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $100,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 13(b)(i) hereof shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

     Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor

Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.

       14 RESERVATION OF COMMON STOCK FOR ISSUANCE ON EXERCISE OF WARRANTS; LISTING. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, the full number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants.

     The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable, and that upon issuance such shares shall be accepted for quotation on the Nasdaq National Market or listed on each national securities exchange, if any, on which any other shares of outstanding Common Stock of the Company are then listed.

       15 MONEY AND OTHER PROPERTY DEPOSITED WITH THE WARRANT AGENT. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing by first-class mail a check in such amount as is appropriate, to each such Holder at the address shown on the Warrant register maintained pursuant to Section 10, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two years, less one day, after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

       16 PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Warrants or shares of Underlying Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of any Warrant Certificates or the issuance of any certificates for shares of Underlying Common Stock in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant.

       17 SURRENDER OF CERTIFICATES. Any Warrant Certificate surrendered for exercise or purchased or otherwise acquired by the Company shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall promptly be canceled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such canceled Warrant Certificates and deliver its certificate of destruction to the Company unless the Company shall otherwise direct.

       18 MUTILATED, DESTROYED, LOST AND STOLEN WARRANT CERTIFICATES. If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

     Upon the issuance of any new Warrant Certificate under this Section 18, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

     Every new Warrant Certificate executed and delivered pursuant to this
Section 18 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

     The provisions of this Section 18 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

       19 NOTICES. (a) Except as otherwise provided in this Agreement, any notice, demand or delivery authorized by this Warrant Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the register maintained by the Warrant Agent pursuant to Section 9 and to the parties as follows:

If to the Company:

Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065
Attention: General Counsel

If to the Warrant Agent:

BankBoston, N.A.
c/o Boston Equiserve Limited Partnership
150 Royall Street
Canton, Massachusetts 02021
Attention:   Reorganization Department

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

         (b) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be presumed to have been duly given when mailed.

       20 PERSONS BENEFITTING. This Warrant Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders of the Warrants. Nothing in this Warrant Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

       21 COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

       22 AMENDMENTS. (a) The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Warrant Agreement that it shall have been advised by counsel
(a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or
(b) add to
the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Warrant Agreement or (c) supplement Schedule I hereto to identify additional series of Warrants issued hereunder; provided that, in the case of (a) or (b), such changes or corrections shall not adversely affect the interests of the Holders in any material respect. The Warrant Agent shall at the request of the Company and without need of independent inquiry as to whether such supplemental agreement is permitted by the terms of this Section 22 join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder in which case such party may, but shall not be required to, join in such execution and delivery.

       (b) The Company and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Holders holding not less than a majority in number of the then outstanding Warrants for any purpose; provided, however, that no such modification or amendment that changes the Purchase Price of the Warrants, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of the number of outstanding Warrants the consent of whose Holders is required for modification or amendment of this Agreement, may be made without the consent of each Holder affected thereby.

       23 TERMINATION. This Warrant Agreement shall terminate and be of no further force and effect on the Final Expiration Date.

       24 APPLICABLE LAW. This Warrant Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the law of the State of California applicable to contracts and instruments executed and to be performed entirely in such State.

       25 HEADINGS. The descriptive headings of the several Sections of this Warrant Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.



                              ORACLE CORPORATION


                              By: /s/ Bruce M. Lange
                                 --------------------------------------
                                 Name:   Bruce M. Lange
                                 Title:  Vice President and Treasurer


                              BANKBOSTON, N.A.
                                 as Warrant Agent


                              By: /s/ Laura A. Welch
                                 --------------------------------------
                                 Name:   Laura A. Welch
                                 Title:  Administration Manager

                                                            SCHEDULE I




                                             SERIES AND TERMS OF EQUITY CALL WARRANTS
                                               TO BE ISSUED UNDER WARRANT AGREEMENT

                        ------              --------     -------------   ---------------     --------------
                        Series              Quantity        First        Expiration Date     Purchase Price
                                                         Exercise Date

                          I                 3,000,000    April 17, 2000  May 15, 2000                $77.55

                                                                       EXHIBIT A


                 [FORM OF LEGEND FOR UNDERLYING COMMON STOCK]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION THEREIN OR HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), ON WHICH THE SECURITIES EVIDENCED HEREBY MAY BE SOLD WITHOUT REGISTRATION PURSUANT TO RULE 144(k) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SUCCESSOR TO SUCH RULE, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND/OR THE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR. UNTIL THE EXPIRATION OF THE RESALE RESTRICTION

TERMINATION DATE, ANY PERSON ACQUIRING THIS SECURITY PURSUANT TO CLAUSE (C) AGREES THAT ANY OFFER, SALE OR OTHER TRANSFER TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON SHALL BE MADE BY IT ONLY PURSUANT TO CLAUSES
(A), (B) OR (E).

                                                                       EXHIBIT B



                     [FORM OF FACE OF WARRANT CERTIFICATE]


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION THEREIN OR HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY PURSUANT TO (A) REGISTRATION PURSUANT TO THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF (B), TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND, IN THE CASE OF EITHER (A) OR (B) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THE HOLDER OF EACH SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES THAT IT SHALL OFFER, SELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS CERTIFICATE ONLY TO QUALIFIED INSTITUTIONAL BUYERS (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IN TRANSACTIONS INVOLVING THE SALE OF NO LESS THAN 1 MILLION WARRANTS SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT TO REQUIRE THE DELIVERY OF CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

No. W-I-1                                     Certificate for 3,000,000 Warrants

                                              CUSIP ____________________________


                         SERIES I EQUITY CALL WARRANTS
                          TO ACQUIRE COMMON STOCK OF
                              ORACLE CORPORATION

     This Warrant Certificate certifies that Goldman, Sachs & Co. or registered assigns, is the registered holder of 3,000,000 Warrants (the "Warrants") to purchase Common Stock, par value $0.01 per share (the "Common Stock"), of Oracle Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder, subject to the terms and conditions set forth herein and in the Warrant Agreement, to purchase from the Company one fully paid and non-assessable share of Common Stock of the Company at the purchase price per share of Common Stock (the "Purchase Price"), which price shall initially be $77.55 per share, subject to adjustment from time to time in accordance with the Warrant Agreement. Settlement for such purchase shall take place on the sixth Business Day after delivery of such Notice of Exercise, upon surrender to the Warrant Agent, at its office maintained for that purpose in Boston, Massachusetts or New York, New York, of this Warrant Certificate with the form of election to purchase on the reverse hereof duly completed and signed by the registered holder or holders hereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and upon payment of the Purchase Price, but only subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Purchase Price may be made by Federal or other immediately available funds to the Company.

     The Company shall have the right to settle any exercise of a Warrant (i) in cash, in which case on the fifteenth Business Day after the Exercise Date the Company shall deliver to the exercising Holder, against surrender to the Warrant Agent at its office maintained for that purpose in Boston, Massachusetts of the Warrant Certificate evidencing the exercised Warrants, Federal or other immediately available funds payable to the order of such Holder in an amount equal to the Cash Settlement Value (as defined in the Warrant Agreement); or
(ii) by delivering the Net Share Settlement Number (as defined in the Warrant Agreement) of shares of Underlying Common Stock, in which case on the eighteenth Business Day after the Exercise Date the Company shall deliver to the exercising Holder, against surrender to the Warrant Agent at its office maintained for that purpose in Boston, Massachusetts of the Warrant Certificate evidencing the exercised Warrants, such number of fully paid and non-assessable shares.

     No Warrant may be exercised or exchanged after 5:00 P.M., New York City time, on the Expiration Date. All Warrants evidenced hereby shall thereafter be void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, Oracle Corporation has caused this instrument to be duly executed.


                                     ORACLE CORPORATION


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


(SEAL)

Attest:
       -----------------------------
             Secretary

DATED:

Countersigned as of the date above written:

BANKBOSTON, N.A.,
as Warrant Agent

By:
   ---------------------------------
      Authorized Officer

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of May 19, 1997 (the "Warrant Agreement"), between the Company and BankBoston, N.A., as warrant agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to BankBoston, N.A., c/o Boston Esquiserve Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021, Attention: Reorganization Department.

     The Warrants evidenced by this Warrant Certificate shall be exercisable, at the election of the Holder hereof, either as an entirety or from time to time for part only of the number of Warrants specified herein. In the event that less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates of the same tenor shall be issued for the remaining number of Warrants evidenced by this Warrant Certificate.

     The Company may, by notice to the Warrant Agent and to the Holder hereof, suspend the right to exercise Warrants evidenced hereby for a period of up to 90 days. The Company may suspend the right to exercise these Warrants on no more than one occasion. If any such period of suspension (as it may be extended by successive further notices) includes or extends beyond the Expiration Date, then the term of these Warrants shall be automatically extended to the Business Day following the last day of such suspension, which Business Day shall thereupon become the Expiration Date.

     Upon receipt of a Notice of Exercise, the Company may cancel such exercise by delivering notices of suspension to the Warrant Agent and to the Holders of the Warrants (and delivering a copy thereof to the exercising Holder, by facsimile transmission to the number set forth for such purpose in the Notice of Exercise), not later than 5:00 P.M., New York City time, on the third Business Day after delivery to the Company of such Notice of Exercise, in which case such Notice of Exercise shall be deemed never to have been given.

     At the option of the Holder hereof, Warrant Certificates may be exchanged at such office upon payment of the charges provided in the Warrant Agreement.

Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under the Warrant Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be required of a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

     The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant Certificate as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise hereof or any distribution to the Holder hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Warrant Agreement also provides that upon the occurrence of certain events, the Purchase Price set forth on the face hereof may, subject to certain conditions, be adjusted. If such Purchase Price is adjusted, the Warrant Agreement provides that in certain instances, the number of shares of Common Stock of the Company purchasable upon the exercise of each Warrant shall be adjusted. In the case of certain extraordinary transactions, the Warrants may become exercisable for the consideration received by Holders of Common Stock therein, or in certain cases, may become exchangeable solely for a cash payment, all as provided in the Warrant Agreement.

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

                        [FORM OF ELECTION TO EXERCISE]
                   [TO BE EXECUTED UPON PURCHASE OF WARRANT]


     The undersigned hereby irrevocably exercises              of Series
 Equity Call Warrants for the acquisition of [ ] share(s) of Underlying Common Stock (as defined herein), represented by this Warrant Certificate, on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement herein referred to, surrenders this Warrant Certificate and all right, title and interest therein Oracle Corporation (the "Company") and has tendered payment for such shares in the amount of $________, all in accordance with the terms hereof, directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

     Dated: __________________________, ______

     /1/


                                    --------------------------------------------
                                    (Signature of Owner)

                                    --------------------------------------------
                                    (Street Address)

                                    --------------------------------------------
                                    (City)        (State)      (Zip Code)

                                    --------------------------------------------
                                    Facsimile Number/2/

                                    Signature Guaranteed by:

                                    --------------------------------------------

------------------------
     /1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

     /2/ A facsimile number must be provided for the purpose of receiving any notice of the Company's election, if any, to settle this exercise of Warrant(s) in cash or of suspension of the holder's right to exercise this Warrant.

                             [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

=========================================================

                            Social Security
                                or other
                              identifying
                               number of
   Names of                   assignee(s)       Number of
 Assignee(s)     Address    ---------------     Warrants
 -----------     -------                        --------
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

and does hereby irrevocably constitute and appoint __________, the undersigned's attorney, to make such transfer on the register maintained by the Warrant Agent for that purpose, with full power of substitution in the premises.

Dated: _________________, _____


                                    --------------------------------------
                                    (Signature of Owner)/3/

                                    --------------------------------------
                                    (Street Address)

                                    --------------------------------------
                                    (City)        (State)      (Zip Code)

                                    --------------------------------------
                                    Signature Guaranteed by:

                                    --------------------------------------

-----------------------
     /3/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                                                       EXHIBIT C

                          FORM OF NOTICE OF EXERCISE

     The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate No[s]. W-____________ to purchase _________________ shares of Common Stock of Oracle Corporation and undertakes to surrender such Warrant Certificate[s] to the Warrant Agent, at its office maintained for that purpose in ________, ________, with the form of election to exercise on the reverse thereof duly completed and signed, together with payment of the applicable Purchase Price, on the day six Business Days after the date hereof. The undersigned requests that a certificate for such shares be registered in the name of __________________ whose address is ____________________________________ and that such Certificate (or any payment in lieu thereof) be delivered to ____________________ whose address is_____________________.

     Notice of the Company's election, if any, to (i) settle this exercise of Warrants in cash or by net share settlement or (ii) suspend the exercise of Warrants should be addressed to the attention of ___________________________ ___________________________________, sent by facsimile transmission to the following number: __________________________ (confirmation telephone number:
_____________________).

     Capitalized terms not otherwise defined herein shall have the meanings specified in the Warrant Agreement dated as of May 19, 1997 between Oracle Corporation and the BankBoston, N.A., as Warrant Agent.


Dated:_____________________             _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)

                                                                       EXHIBIT D

                      [FORM OF NOTICE OF CASH SETTLEMENT]


     Oracle Corporation hereby irrevocably elects to settle in cash the exercise of Warrant No[s]. W-_______________ to purchase ____________ shares of its Common Stock.

     Capitalized terms not otherwise defined herein shall have the meanings specified in the Warrant Agreement dated as of May 19, 1997 between Oracle Corporation and the BankBoston, N.A., as Warrant Agent.

Dated:________________________



                                             ORACLE CORPORATION

                                             By:            Name:
                                                -------------------------------
                                                Title

                                                                       EXHIBIT E

                   [FORM OF NOTICE OF NET SHARE SETTLEMENT]

     Oracle Corporation (the "Company") hereby irrevocably elects to settle by delivery of the Net Share Settlement Number of shares of its Common Stock the exercise of Warrant No[s] W-_______________ to purchase ___________ shares of its Common Stock.

     Capitalized terms not defined herein have the meaning given such terms in the Warrant Agreement dated as of May 19, 1997, between the Company and the BankBoston, N.A., as Warrant Agent.


                                               ORACLE CORPORATION

                                               By:
                                                  ------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT F

                      [NOTICE OF SUSPENSION OF EXERCISE]

[Warrant Holder Name]
[Warrant Holder Address]


     In accordance with Section 4(f) of the Warrant Agreement (the "Warrant Agreement") dated as of May 19, 1997 between Oracle Corporation (the "Company") and _______________, as Warrant Agent, relating to the Company's Equity Call Warrants (the"Warrants"), the Company hereby gives notice that your right to exercise your Warrants has been suspended until ______.

     Therefore, the Notice of Exercise delivered by you has been canceled, has been deemed to have never been delivered and is returned herewith to you.


                                                  _____________________________,
                                                  as Warrant Agent


                                                  By:
                                                     ___________________________

                                                      Authorized Signature

                                      F-1